Exhibit 10.2

ASSUMPTION AGREEMENT

This Agreement is made as of June 29, 2015, by Integrys Holding, Inc. (f/k/a GET Acquisition Corp.), a Wisconsin corporation (the “Company”), for the benefit of the banks, financial institutions, and other institutional lenders parties to the Credit Agreement referred to below (collectively, the “Lenders”), and JPMorgan Chase Bank, N.A., as agent (the “Administrative Agent”) for the Lenders.

PRELIMINARY STATEMENTS:

(1)                                 Integrys Energy Group, Inc., a Wisconsin corporation (“Integrys”), the Lenders and the Administrative Agent have entered into a Five-Year Credit Agreement dated as of May 8, 2014 (the “Credit Agreement”).  Capitalized terms not otherwise defined in this Agreement have the same meanings as specified in the Credit Agreement.

(2)                                 Integrys entered into an Agreement and Plan of Merger dated as of June 22, 2014, pursuant to which:

(a)                                 Integrys will merge with WEC Acquisition Corp., a Wisconsin corporation, which is a wholly-owned subsidiary of Wisconsin Energy Corporation, with Integrys as the surviving entity (the “Initial Merger”), and

(b)                                 After the Initial Merger, the surviving entity in the Initial Merger will merge with and into the Company, which is another wholly-owned subsidiary of Wisconsin Energy Corporation, with the Company as the surviving entity (the “Second Merger”).

(3)                                 The Company wishes to expressly assume all of the obligations of Integrys pursuant to the Credit Agreement.

Section 1.                                           Assumption.  The Company hereby expressly assumes and agrees to pay and perform when due each and every obligation of Integrys pursuant to the Credit Agreement and the Notes, with the same effect as if the Company were the original Borrower thereunder, which assumption shall become effective at the date and time that the Second Merger becomes effective.

Section 2.                                           Waiver of Acceptance.  The Company hereby waives acceptance of this Agreement by the Lenders and the Administrative Agent.

Section 3.                                           Governing Law.  This Agreement and the rights and obligations of the parties hereunder shall be governed by and construed and interpreted in accordance with the laws of the State of New York.

[Signature Page Follows]

IN WITNESS WHEREOF, Integrys Holding, Inc. has caused this Agreement to be duly executed and delivered as of the date first above written.

INTEGRYS HOLDING, INC.

By:	/s/ Scott J. Lauber
Name: Scott J. Lauber
Title:Vice President and Treasurer